Exhibit 99.1

Astrotech Corporation 401 Congress, Suite 1650 Austin, Texas 512.485.9530 fax: 512.485.9531 www.astrotechcorp.com

FOR IMMEDIATE RELEASE

ASTROTECH REPORTS FOURTH QUARTER AND FISCAL YEAR 2013 FINANCIAL RESULTS

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EBITDA income of $2.6 million for the quarter ended June 30, 2013 and $1.6 million for the year ended June 30, 2013

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GAAP results: net income of $2.2 million (attributable to Astrotech Corporation), or $0.11 per diluted share for the quarter ended June 30, 2013 and net loss of $0.2 million (attributable to Astrotech Corporation), or $(0.01) per diluted share, for the year ended June 30, 2013

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Astrotech Space Operations (“ASO”), the Company’s core business, supported the processing of eight missions during fiscal year ended June 30, 2013

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1st Detect was granted one patent and filed eleven patent applications.  The Company now has two patents granted, sixteen additional patent applications pending and a number of patent opportunities in the draft or research stage.

Austin, Texas, October 15, 2013 – Astrotech Corporation (NASDAQ: ASTC), a leading provider of commercial aerospace services and products, today announced financial results for its fourth quarter and fiscal year ended June 30, 2013.

“Our long held strategy to fully support our ASO subsidiary, by meeting the needs of our customers with state-of-the-art facilities, continues to perform as expected.  We are also growing ASTC value by investing in our Spacetech initiatives by partnering with key industry participants to develop compelling solutions that address imminent and compelling economic needs” said Thomas B. Pickens III, Chairman and CEO of Astrotech Corporation. “We are also very proud to announce the completion of our new development facility in Webster, TX, where 1st Detect is ramping up its manufacturing capabilities in anticipation of maturing joint development partnerships.  We are educating a number of high value markets with the opportunity to sell solutions that meet the general needs of quantitative analysis on the factory floor."

“Our fourth quarter performance has been exceptional, and we are proud to release the best earnings report in over three years” said Carlisle Kirkpatrick, CFO of Astrotech Corporation. “During the quarter, Astrotech Space Operations processed two very important U.S. government missions and we are nearly complete on our multi-year Ground Support Equipment contract. Our backlog remains strong and we are encouraged by the diversity we are seeing in new programs now under contract. This diversity allows the Company to enhance its portfolio of future repeat customers. Our financial performance has been remarkable both this quarter and for the year just ending. EBITDA for the year was a very strong $1.6 million, achieved primarily through consistent delivery of high value payload services and cost controls within our SG&A functions.

It is important to also note that we have successfully concluded our negotiations with the lender under our financing facilities and we are pleased to report a mutual resolution that enables Astrotech to continue building its businesses while satisfying our obligations with the lender. ”

Fourth Quarter Results

The Company posted fourth quarter fiscal year 2013 net income of $2.2 million, or $0.11 per diluted share on revenue of $9.2 million compared with a fourth quarter fiscal year 2012 net loss of $1.3 million, or $(0.07) per diluted share on revenue of $7.6 million.

Fiscal Year Results

The Company posted fiscal year 2013 net loss of $0.2 million, or $(0.01) per diluted share on revenue of $24.0 million compared with fiscal year 2012 net loss of $2.7 million, or $(0.15) per diluted share on revenue of $26.1 million.

Update of Ongoing Operations

The Company’s 18-month rolling backlog, which includes contractual backlog, scheduled but uncommitted missions, and the design and fabrication of GSE, is $25.5 million at June 30, 2013.  The 18-month rolling backlog for ASO consists of pre-launch satellite processing services, which include hardware launch preparation, advance planning, use of unique satellite preparation facilities and spacecraft checkout, encapsulation, fueling and transport, and design and fabrication of equipment and hardware for space launch activities at our Titusville, Florida and VAFB locations.

Financial Position and Liquidity

Working capital was $4.3 million as of June 30, 2013, which included $5.1 million in cash and cash equivalents and $5.3 million of accounts receivable.

About Astrotech Corporation

Astrotech is one of the first space commerce companies and remains a strong entrepreneurial force in the aerospace industry. We are leaders in identifying, developing and marketing space technology for commercial use. Our ASO business unit serves our government and commercial satellite and spacecraft customers with pre-launch services on the eastern and western range. 1st Detect Corporation is developing what we believe is a breakthrough miniature mass spectrometer, while Astrogenetix, Inc. is a biotechnology company utilizing microgravity as a research platform for drug discovery and development.

This press release contains forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, continued government support and funding for key space programs, the ability to expand ASO, the availability of capital for reinvestment in growth initiatives, product performance and market acceptance of products and services, as well as other risk factors and business considerations described in the Company’s Securities and Exchange Commission filings including the annual report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. The Company assumes no obligation to update these forward-looking statements.

FOR MORE INFORMATION:

Carlisle Kirkpatrick

Chief Financial Officer

Astrotech Corporation

512.485.9530

Tables follow

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ASTROTECH CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2013	2012	2013	2012
Revenue	$9,180	$7,609	$23,995	$26,138
Cost of revenue	5,102	5,986	15,684	18,790
Gross profit	4,078	1,623	8,311	7,348
Operating expenses:
Selling, general and administrative	1,449	1,616	6,790	7,067
Research and development	586	592	2,080	2,571
Total operating expenses	2,035	2,208	8,870	9,638
Income (loss) from operations	2,043	(585)	(559)	(2,290)
Interest and other expense, net	(44)	(824)	(164)	(1,026)
Income (loss) before income taxes	1,999	(1,409)	(723)	(3,316)
Income tax benefit (expense)	—	—	—	(17)
Net income (loss)	1,999	(1,409)	(723)	(3,333)
Less: Net loss attributable to noncontrolling interest*	(156)	(134)	(538)	(620)
Net income (loss) attributable to Astrotech Corporation	$2,155	$(1,275)	$(185)	$(2,713)

Net income (loss) per share attributable to Astrotech Corporation, basic and diluted	$0.11	$(0.07)	$(0.01)	$(0.15)

*

Noncontrolling interest resulted from grants of restricted stock in 1st Detect and Astrogenetix to certain employees, officers and directors. Please refer to the June 30, 2013 10-K filed with the Securities and Exchange Commission for further detail.

ASTROTECH CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands)

	June 30,
	2013	2012
Assets
Cash and cash equivalents	$5,096	$10,177
Accounts receivable, net of allowance	5,317	1,926
Prepaid expenses and other current assets	503	592
Total current assets	10,916	12,695
Property, plant, and equipment, net	37,035	37,270
Long-term note receivable, net of reserve	—	—
Other assets, net	51	84
Total assets	$48,002	$50,049

Liabilities and stockholders’ equity
Current liabilities	$6,609	$7,875
Long-term liabilities	5,913	6,042
Stockholders’ equity	35,480	36,132
Total liabilities and stockholders’ equity	$48,002	$50,049

ASTROTECH CORPORATION AND SUBSIDIARIES

Unaudited Reconciliation of Non-GAAP Measures

Earnings Before Interest, Taxes, Depreciation and Amortization

 (In thousands)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2013	2012	2013	2012
EBITDA	$2,623	$(829)	$1,642	$(589)
Depreciation & amortization	563	514	2,115	2,456
Interest expense	61	66	250	271
Income tax expense	—	—	—	17
Net income (loss)	1,999	(1,409)	(723)	(3,333)
Net loss attributable to noncontrolling interest	(156)	(134)	(538)	(620)
Net income (loss) attributable to Astrotech Corporation	$2,155	$(1,275)	$(185)	$(2,713)

EBITDA (earnings before interest, taxes, depreciation and amortization) is a non-U.S. GAAP financial measure. We included information concerning EBITDA because we use such information when evaluating operating earnings (loss) to better evaluate the underlying performance of the Company. EBITDA does not represent, and should not be considered an alternative to, net income (loss), operating earnings (loss), or cash flow from operations as those terms are defined by U.S. GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. While EBITDA is frequently used as measures of operations and the ability to meet debt service requirements by other companies, our use of this financial measure is not necessarily comparable to such other similarly titled captions of other companies.

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